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                                                                    EXHIBIT 23.5

INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Amendment No. 1 to Registration Statement No. 333-52433 on Form S-3 of IXC Communications, Inc. of our report on National Teleservice, Inc. dated July 28, 1997, appearing in the Proxy Statement/Prospectus, which is part of Amendment No. 1 to Registration Statement No. 333-48079 of IXC Communications, Inc. on Form S-4 and of our report on National Teleservice, Inc. dated December 6, 1996 (May 12, 1997 as to
Note 10) appearing in the current report on Form 8-K/A dated May 7, 1997, which is incorporated by reference in Amendment No. 1 to Registration Statement No. 333-48079 of IXC Communications, Inc. on Form S-4, which are incorporated by reference in the current report on Form 8-K of IXC Communications, Inc. dated April 15, 1998. We also consent to the reference to us under the heading "Experts" in this Registration Statement.


/s/ Deloitte & Touch LLP

Minneapolis, Minnesota
June 17, 1998